                                                                 S&S Draft
                                                                   5/26/95

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                             ALASKA AIR GROUP, INC.
                            (a Delaware corporation)




                           Convertible Debt Securities




                               PURCHASE AGREEMENT






Dated:  _________________, 1995




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

                             ALASKA AIR GROUP, INC.

                  $100,000,000 Convertible Debentures due 2005


                               PURCHASE AGREEMENT



                                                  _______________, 1995



MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
GOLDMAN, SACHS & CO.
c/o  MERRILL LYNCH & CO.
     MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
     Merrill Lynch World Headquarters
     North Tower
     World Financial Center
     New York, New York  10281-1305


Dear Sirs:

          1. INTRODUCTORY. Alaska Air Group, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in
Schedule I the principal amount of certain of its debt securities specified in
Schedule II (the "Firm Securities"). The Company also grants to the Underwriters, severally and not jointly, the option described in Section 3(c) to purchase all or any part of the additional principal amount of debt securities as set forth in Schedule II (the "Optional Securities"). The Optional Securities together with the Firm Securities are collectively referred to herein as the "Securities". The Securities will be issued pursuant to a supplement (the "Indenture Supplement") to an Indenture (the "Indenture") between the Company and Harris Trust Company of California, as Trustee (the "Trustee"). The Indenture, as amended or supplemented to the date hereof and as supplemented by the Indenture Supplement, is herein referred to as the "Designated Indenture".

          The Securities are convertible, subject to certain limitations set forth in the Indenture, into shares of common stock, par value $1.00 per share, of the Company (the "Common Stock"), as specified in Schedule II. The shares of Common Stock issuable upon conversion of the Securities are referred to herein as the "Shares". As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firm or firms named as

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                                        2

Underwriter or Underwriters in Schedule I and the term "you" shall mean the Underwriter or Underwriters, if no underwriting syndicate is purchasing the Securities, or the representative or representatives of the Underwriters, if an underwriting syndicate is purchasing the Securities, as indicated in Schedule I.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 33-52265), as amended by Amendment No. 1 thereto, including a prospectus relating to its convertible debt securities (including the Securities), and the offering thereof and of certain other securities of the Company and its subsidiary, Alaska Airlines, Inc., from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement has been declared effective by the Commission. As provided in
Section 4(a), a prospectus supplement reflecting the terms of the Securities, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement". Such registration statement, as amended at the date hereof, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement", and the basic prospectus included therein relating to the offering of convertible debt securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus", except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus, as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein.

          2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with you that:

          (a) On the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, and on the date of the filing by the Company of any annual report on Form 10-K after the original filing of the Registration Statement, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations"), the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date hereof, and on each Closing Date (as defined below), the Registration Statement, and any amendments thereof, and the Prospectus, and any amendments thereof and supplements thereto, comply and will

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                                        3

     comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations and neither the Registration Statement nor any amendments thereof include or will include an untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus nor any amendments thereof and supplements thereto, include or will include an untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter, directly or through you, expressly for use in the Registration Statement or the Prospectus. On each Closing Date (as defined below), the Designated Indenture will comply in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

          (b) Each of the Indenture, each supplement thereto, if any, to the date hereof and the Indenture Supplement has been duly authorized by the Company. The Indenture as executed is or will be substantially in the form filed as an exhibit to the Registration Statement. The Designated Indenture, when duly executed and delivered (to the extent required by the Indenture) by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

          3. PURCHASE, SALE AND DELIVERY OF SECURITIES. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price to the Underwriters set forth in
Schedule II, the principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I.

          (b) The Company will deliver the Firm Securities to you for your account at the date, time and location specified in Schedule II, or at such other date, time and location as shall be agreed upon by the Company and you, against payment of the purchase price by certified or official bank check or checks in funds available the next succeeding business day drawn to the order of Alaska Air Group, Inc., such time being herein referred to as the "First Closing Date". The Firm Securities so to be delivered will be in definitive, fully registered form in such denominations and registered in such names as you request, and will be made available for

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                                        4

checking and packaging at the office of the Trustee, at least 24 hours prior to the First Closing Date.

          (c) In addition, upon written notice from you given to the Company not more than 30 days subsequent to the date of the initial public offering of the Firm Securities, the Underwriters, severally and not jointly, may purchase all or less than all of the Optional Securities at the purchase price to the Underwriters to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the amount of Optional Securities specified in such notice and each Underwriter, acting severally and not jointly, agrees to purchase from the Company that portion of the aggregate number of Optional Securities being purchased which the number of Firm Securities set forth opposite the name of such Underwriter bears to the total number of Firm Securities (such proportion is hereinafter referred to as such Underwriter's "underwriting obligation proportion"). Such Optional Securities may be purchased by you only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be surrendered and terminated at any time upon notice by you to the Company.

          (d) The time for the delivery of and payment for the Optional Securities, being herein referred to as the "Second Closing Date" (which may be the First Closing Date), shall be determined by you but shall be not later than seven full business days after written notice of election to purchase Optional Securities is given. Each of the First Closing Date and the Second Closing Date is referred to herein as a "Closing Date". The Company will deliver the Optional Securities to you, against payment of the purchase price therefor by certified or official bank check or checks in funds available the next succeeding business day drawn to the order of Alaska Air Group, Inc., at the address specified in Schedule II. The Optional Securities will be in definitive form, in such denominations and registered in such names as you request.

          4. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with you that:

          (a) If reasonably requested by you in connection with the offering of the Securities, the Company will prepare a preliminary prospectus supplement containing such information as you and the Company deem appropriate and, immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulations and that sets forth the principal amount of the Securities and their terms not otherwise specified in the Indenture, the name of each Underwriter participating in the offering and the principal amount of the Securities that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, any initial public

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                                        5

     offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters as many copies of any preliminary prospectus supplement and the Prospectus as you shall reasonably request.

          (b) The Company will advise you promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplement without your consent; and the Company will also advise you promptly of any amendment or supplement of the Registration Statement or the Prospectus, and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the 1933 Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither your consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

          (d) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby (90 days if such period is a fiscal year), an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering a period of 12 months beginning after the date of this Agreement but not later than the first day of the Company's fiscal quarter next following the date of this Agreement.

          (e) The Company will furnish to you copies of the Registration Statement (three of which will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may reasonably request,

          (f) The Company will arrange for the qualification of the Securities and the shares of Common Stock issuable upon conversion of Securities for sale under the laws of

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                                        6

     such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution.

          (g) During the period of five years hereafter, the Company will furnish to you, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to you (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the 1934 Act or mailed to shareholders and (ii) from time to time, such other information concerning the Company as you may reasonably request.

          (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse you for any expenses (including fees and disbursements of counsel) incurred by you in connection with qualification of the Securities and the shares of Common Stock issuable upon conversion of the Securities for sale under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, for any fees charged by investment-rating agencies for the rating of the Securities, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto).

          (i) The Company will not, directly or indirectly, except with the prior consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, or enter into any agreement to sell to any person other than you, for a period of 90 days after the date of the Prospectus Supplement, any shares of Common Stock or any other securities of the Company convertible by the holder thereof into, or exercisable by the holder thereof for, Common Stock (other than shares issuable upon conversion of the Securities, the exercise or conversion of currently outstanding securities of the Company and the grant of certain rights pursuant to employee benefit plans).

          (j) The Company has complied and will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

          5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities on the Second Closing Date that they have respectively agreed to purchase hereunder will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

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                                        7

          (a) You shall have received a letter, dated the date hereof, of Arthur Andersen & Co., confirming that they are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations and stating in effect that:

               (i) In their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Prospectus comply in form and in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

               (ii) They have made a review of the unaudited financial statements included or incorporated by reference in the Prospectus in accordance with standards established by the American Institute of Certified Public Accountants, as indicated in their report attached to such letter;

               (iii) On the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements included or incorporated by reference in the Prospectus do not comply in form and in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement;

                    (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of such letter, there was any change in the capital stock or any increase in the short-term debt, long-term debt or total current liabilities or any decrease in the total current assets, total assets or shareholders' equity, in each case, of the Company on a consolidated basis, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Prospectus; or

                    (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants, or to a subsequent specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period of the

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                                        8

               previous year, in operating revenue or operating income, or in the total or per share amounts of net income or in the ratio of earnings to fixed charges, in each case, of the Company on a consolidated basis, except in all cases set forth in clause (B) above and this clause (C) for changes, increases or decreases which the Prospectus discloses have occurred or may occur, or which are described in such letter; and

               (iv) They have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included or incorporated by reference in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection (a).

          (b) The Registration Statement shall have become effective prior to the date hereof, and at each Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in your judgment, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices

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                                        9

     for trading on such exchange, or any suspension of trading of the Common Stock of the Company on any exchange or in the over-the-counter market;
     (iv) any banking moratorium declared by federal or New York authorities; or
     (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in your judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

          (d) You shall have received an opinion of Steven G. Hamilton, Vice President and General Counsel of the Company, dated such Closing Date, to the effect that:

               (i) Each of the Company, Alaska Airlines, Inc. ("AS") and Horizon Air Industries, Inc. ("QX") is validly existing as a corporation in good standing under the laws of the State of Delaware (in the case of the Company), the laws of the State of Alaska (in the case of AS), and the laws of the State of Washington (in the case of
          QX), with corporate power and authority to own its properties and conduct its business as described in the Prospectus; each of the Company, AS and QX is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualifications, except where the failure to so qualify would not have a material adverse effect on the business of the Company, AS and QX, taken as a whole; and all of the issued and outstanding shares of capital stock of AS and QX have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company free and clear of any liens, encumbrances, equities or claims;

               (ii) The Securities delivered on such Closing Date have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Designated Indenture; the Securities delivered on such Closing Date are convertible into Common Stock of the Company in accordance with the terms of the Designated Indenture; the shares of such Common Stock issuable upon conversion of the Securities delivered on such Closing Date at the initial Conversion Rate have been duly authorized and reserved for issuance upon such conversion, and, when issued upon such conversion, will be duly issued, fully paid and nonassessable; the outstanding shares of capital stock of the Company have been duly authorized and issued, and are fully paid and nonassessable; and the stockholders of the Company have no preemptive rights under the Certificate of Incorporation of the Company or any agreement known to such counsel or by operation of law with respect to the Securities or such capital stock;

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                                       10

               (iii) Each of the Indenture and the Supplemental Indenture has been duly authorized, executed and delivered, and the Designated Indenture constitutes a valid and binding instrument in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles;

               (iv) The Rights Agreement dated as of December 2, 1986, as amended, between the Company and The First National Bank of Boston, as rights agent (the "Rights Agreement"), has been duly authorized, executed and delivered by the Company; the preferred share purchase rights issuable under the Rights Agreement (the "Rights") have been duly authorized by the Company and, when issued upon the issuance of the Shares, will be validly issued; and the preferred shares issuable upon the exercise of the Rights (the "Preferred Shares") that are associated with the shares of Common Stock issuable upon conversion of the Securities at the initial Conversion Rate have been duly authorized by the Company and validly reserved for issuance upon the exercise of such Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and nonassessable;

               (v) The Registration Statement was declared effective under the 1933 Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act; no fact has come to such counsel's attention that would lead him to believe that either the Registration Statement or the Prospectus, or any such amendment or supplement, as of their respective effective or issue dates and as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required, it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus;

               (vi) This Agreement has been duly authorized, executed and delivered by the Company;

               (vii) AS and QX each have such licenses and authorizations from the Civil Aeronautics Board (the "CAB") or the Department of Transportation (the "DOT"), as the successor to the CAB, and the Federal Aviation Administration (the "FAA") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus; such counsel has no reason to believe that either the DOT, as the successor to the CAB, or the FAA is considering modifying, suspending or revoking any such licenses or certificates; and, to the best knowledge of such counsel, AS and QX each are in compliance, in all material respects, with the provisions of such licenses and certificates;

               (viii) No consent, approval, authorization or order of, notice to or filing with the DOT, as the successor to the CAB, or the FAA is required for the consummation by the Company of the transactions contemplated by this Agreement;

               (ix) Such counsel confirms that the statements incorporated in the Prospectus by reference to Item 1 of the Company's Form 10-K for the year 1994, insofar as they are, or refer to, statements of law or legal conclusions relating to United States aviation law or are descriptions of legal proceedings, have been prepared or reviewed by such counsel and are correct and present fairly the information purported to be shown; and the descriptions incorporated by reference in the Registration Statement and the Prospectus of licenses and authorizations are accurate in all material respects and present fairly the information purported to be shown;

               (x) Such counsel does not know of any proceedings required to be described in the Prospectus involving United States aviation law pending against or affecting the properties or licenses of, AS or QX or of any United States aviation laws or regulations required to be described in the Prospectus, which are not described in the Prospectus;

               (xi) The issuance and delivery by the Company of the Securities and the shares of Common Stock issuable upon conversion of the Securities at the initial Conversion Rate, the execution and delivery of this Agreement, the Indenture and the Supplemental Indenture by the Company, the consummation by the Company of the transactions herein and therein contemplated and in the manner herein and therein contemplated, and compliance by the Company with the terms of this Agreement and the Designated Indenture do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws, as amended, of the Company or any of its subsidiaries or any indenture or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or a violation of any law, rule, regulation, judgment or order known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over the Company or any of its subsidiaries; and

               (xii) Each of the Annual Report of the Company on Form 10-K for the year ended December 31, 1994 and the Quarterly Report of the Company on Form 10-Q for the Three Months ended March 31, 1995 incorporated by reference in the Registration Statement and the Prospectus, as of its respective date of filing with the Commission and as of the issue date of the Prospectus, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

          (e) You shall have received an opinion of Perkins Coie, counsel for the Company, dated such Closing Date, to the effect that:

               (i) The Company is validly existing as a corporation, in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

               (ii) The Securities delivered on such Closing Date have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Designated Indenture; the Securities delivered on such Closing Date are convertible into Common Stock of the Company in accordance with the terms of the Designated Indenture; the shares of such Common Stock initially issuable upon conversion of the Securities delivered on such Closing Date have been duly authorized and reserved for issuance upon such conversion, and, when issued upon such conversion, will be duly issued, fully paid and nonassessable; and the stockholders of the Company have no preemptive rights under the Certificate of Incorporation of the Company or any agreement known to such counsel or by operation of law with respect to the Securities or such Common Stock;

               (iii) Each of the Indenture and the Indenture Supplement has been duly authorized, executed and delivered, the Indenture has been duly qualified under the 1939 Act, and the Designated Indenture constitutes a valid and binding instrument in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles;

               (iv) The Registration Statement was declared effective under the 1933 Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for the purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement and the Prospectus (other than documents filed by the Company with the Commission pursuant to the 1934 Act and incorporated by reference therein as to which such counsel has not been asked to comment) and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the 1933 Act Regulations; no fact has come to such counsel's attention that would lead them to believe that either the Registration Statement or the Prospectus, or any such amendment or supplement, as of their respective effective or issue dates and as of such Closing Date, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in the Registration Statement or Prospectus;

               (v) The Securities, the Indenture, the Indenture Supplement, the Shares, the Common Stock, the Rights and the Rights Agreement conform in all material respects to the descriptions thereof contained in the Prospectus; and

               (vi) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) You shall have received from Shearman & Sterling, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Securities delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as you may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g) You shall have received a certificate of the President or any Vice-President and a principal financial or accounting officer of the Company, dated such Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct; that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date; that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries taken as a whole except as set forth or contemplated in the Prospectus or as described in such certificate.

          (h) You shall have received a letter of Arthur Andersen & Co., dated such Closing Date, which meets the requirements of subsection (a) above, except that the specified date referred to in such subsection will be a date not more than five days prior to such Closing Date for the purposes of this subsection (h).

          (i) The shares of Common Stock issuable upon conversion of Securities at the initial Conversion Rate shall have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

          6. INDEMNIFICATION. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Underwriter for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch, Pierce, Fenner & Smith Incorporated specifically for use therein.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch, Pierce, Fenner & Smith Incorporated specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid if payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities purchased by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter otherwise has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls either Underwriter within the meaning of the 1933 Act; and each Underwriter's obligations under this Section 6 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the 1933 Act.

          7. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of you or the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securities by you is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and you pursuant to Section 6 shall remain in effect. If the purchase of the Securities by you is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv), or (v) of Section 5(c), the Company will reimburse you for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by you in connection with the offering of the Securities.

          8. DEFAULT. If one or more of the Underwriters shall fail at the First Closing Date to purchase the Firm Securities that it or they are obligated to purchase (the "Defaulted Securities"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you have not completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligation proportions bear to the underwriting obligation proportions of all non-defaulting Underwriters, or

          (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Firm Securities to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the First Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 8.

          9. NOTICES. All communications hereunder will be in writing, and, if sent to you, will be mailed, delivered or sent via facsimile and confirmed to you, c/o Merrill Lynch & Co., at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201, Attention: Curtis B. McWilliams, or, if sent to the Company, will be mailed, delivered or sent via facsimile and confirmed to it at 19300 Pacific Highway South, Seattle, Washington 98188.

          10. SUCCESSORS. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

          11. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

          12. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and each Underwriter in accordance with its terms.



                                   Very truly yours,

                                   ALASKA AIR GROUP, INC.


                                   By ____________________________________
                                      Name:
                                      Title:



The foregoing Underwriting Agreement
  is hereby confirmed and accepted as
  of the date first above written.

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
GOLDMAN, SACHS & CO
  By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED

          By:  ____________________________
                 Name:
                 Investment Banking Group

                                                                      SCHEDULE I
                                                           to Purchase Agreement
                                                           dated _________, 1995



                             ALASKA AIR GROUP, INC.

                   __% Convertible Senior Debentures due 2005


                                                         Principal Amount
Underwriter                                                 Purchased
- -----------                                              ----------------

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
GOLDMAN, SACHS & CO.

                                                         --------------
                                                           $100,000,000
                                                            -----------

                                                                     SCHEDULE II
                                                           to Purchase Agreement
                                                           dated _________, 1995

                             Alaska Air Group, Inc.

                   __% Convertible Senior Debentures due 2005


Principal amount to be issued:          $100,000,000

Over-allotment option:                  $15,000,000

Current ratings:                        B+/B3

Interest rate:                          __% per annum, payable semiannually

Interest accrues from:      _____________, 1995

Date of maturity:                       _____________, 2005

Initial Conversion Price:               $____ per share (_____ shares of Common
                                        Stock for every $1,000 principal amount
                                        of Convertible Debt Securities)

Redemption provisions:                  The Convertible Debt Securities may be
                                        redeemed at the option of the Company,
                                        in whole or in part, at any time on or
                                        after ________, 1998, on not less than
                                        30 nor more than 60 days' prior notice
                                        at the redemption prices (expressed as
                                        percentages of principal amount) set
                                        forth below, together with accrued and
                                        unpaid interest, if any, to the date of
                                        redemption, if redeemed during the
                                        12-month period beginning on ________ of the years indicated below (subject to the right of holders of record on relevant record dates to receive interest due on any interest payment date):

                                                                    Redemption
                                        Year                          Price
                                        ----                        ----------
                                        1998 . . . . . . . . . . .          %
                                        1999 . . . . . . . . . . .          %
                                        2000 . . . . . . . . . . .          %
                                        2001 . . . . . . . . . . .          %
                                        2002 . . . . . . . . . . .          %
                                        2003 . . . . . . . . . . .          %
                                        2004 and thereafter. . . .   100.000%

                                        If less than all of the Convertible Debt
                                        Securities are to be redeemed, the
                                        Trustee shall select the Convertible
                                        Debt Securities or portions thereof to
                                        be redeemed either pro rata or by lot or by any other method the Trustee deems fair and appropriate.

Sinking fund requirements:              None

Initial public offering price:          __% of the principal amount plus accrued
                                        interest from the date of issuance of
                                        the Firm Securities.

Purchase price:                         ____% of the principal amount plus
                                        accrued interest from the date of
                                        issuance of the Firm Securities (payable in next day funds).

Closing date, time and location:        ____________, 1995.  9:00 a.m.

                                        for delivery of the Securities:
                                        Shearman & Sterling
                                        599 Lexington Avenue
                                        New York, New York 10022

                                        for delivery of closing documents:
                                        Perkins Coie
                                        1201 Third Avenue, 40th Floor
                                        Seattle, Washington 98101

Delayed delivery contracts:             Not authorized

Listing requirement:                    None

Other terms and conditions:             None